UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2024

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-03480	30-1133956
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1200 West Century Avenue
P.O. Box 5650
Bismarck, North Dakota

(Address of principal executive offices)

58506
(Zip Code)

Registrant’s telephone number, including area code: (701) 530-1000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On November 14, 2024, the Board of Directors of MDU Resources Group, Inc. (the “Company”) elected Vernon A. Dosch as a director of the Board, effective November 15, 2024, to serve until the 2025 Annual Meeting of Stockholders. In connection with the election of Mr. Dosch, the Board increased the total number of directors to seven, effective November 15, 2024. The Board appointed Mr. Dosch to the Audit Committee, effective November 15, 2024.

The Board has determined that Mr. Dosch is independent under the New York Stock Exchange listing standards because he has no material relationship to the Company that would impair his independence.

As a nonemployee director of the Board, Mr. Dosch will receive the same compensation as the other nonemployee directors of the Board. The information required by Item 5.02(d)(5) of Form 8-K regarding Mr. Dosch is contained in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 29, 2024 and is incorporated herein by reference.

On November 14, 2024, the Company issued a news release announcing the election of Mr. Dosch to the Board. A copy of the news release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	News Release of MDU Resources Group, Inc., dated November 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2024

MDU Resources Group, Inc.

By:	/s/ Anthony D. Foti

Anthony D. Foti
Chief Legal Officer
and Corporate Secretary

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